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                                  EXHIBIT 99.1

                                  NEWS RELEASE

FOR INFORMATION CONTACT:

Thomas A. Richlovsky      Jennifer D. Cox            Karen M. Kasper
National City Corp.       First of America Corp.     Fort Wayne National Corp.
(216) 575-2126            (616) 376-7115             (219) 426-0555 ext. 2513

                             For Immediate Release

               NATIONAL CITY EXPECTS TO CLOSE FORT WAYNE NATIONAL
               --------------------------------------------------
             CORPORATION, FIRST OF AMERICA BANK CORPORATION MERGERS
             ------------------------------------------------------
                                BY END OF MARCH
                                ---------------

     CLEVELAND, Ohio -- March 5, 1998 -- The proposed mergers of First of America Bank Corporation (NYSE: FOA) and Fort Wayne National Corporation (NASDAQ: FWNC) with and into National City Corporation (NYSE: NCC) have each been approved by the Board of Governors of the Federal Reserve System. Remaining state regulatory approvals are expected shortly. The prospectus and proxy statement for each transaction has been mailed to stockholders. Stockholder meetings are scheduled for March 30, 1998 as follows:

     -    National City Corporation, 10:30  a.m., March 30, Pittsburgh,
          Pennsylvania

     -    First of America Bank Corporation, 9 a.m., March 3O, Kalamazoo,
          Michigan

     -    Fort Wayne National Corporation, 10 a.m., March 30, Fort Wayne,
          Indiana

Assuming all anticipated approvals are received on or before March 30, 1998, the closing dates for the merger transactions are expected to be:

     -    Fort Wayne National Corporation, March 30, 1998

     -    First of America Bank Corporation, March 31, 1998

    Based on the above schedule, First of America and Fort Wayne National

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                                  EXHIBIT 99.1

stockholders will be eligible for the upcoming National City common stock dividend, which customarily is declared in late March for payment May 1 to stockholders of record on a date in early April. All stockholders of record of National City common stock as of the record date will be entitled to the expected National City May 1, dividend.

     Based on the expected closing dates, the common stockholders of First of America and Fort Wayne National will receive the National City cash dividend instead of the previously declared First of America cash dividend and the customary Fort Wayne National second quarter dividend. The previously declared dividend on Fort Wayne National Corporation's preferred stock will be paid April 1 to stockholders of record March 10, 1998.

PROFILE OF FIRST OF AMERICA BANK CORPORATION

     First of America Bank Corporation, headquartered in Kalamazoo, Michigan is a $21 billion bank holding company which has $14 billion in loans and $16 billion in deposits in Michigan, Illinois and Indiana. The company engages in commercial and retail banking as well as in mortgage origination services. The corporation also provides trust, insurance and other financial services, through its Trust and Financial Services Division. First of America is ranked 39th among banking companies in the United States, based on total assets.

PROFILE OF FORT WAYNE NATIONAL CORPORATION

     Fort Wayne National Corporation, headquartered in Fort Wayne, Indiana, is a $3.3 billion bank holding company which has $2.0 billion in loans and $2.6 billion in deposits. The company engages in retail and commercial banking, primarily through its network of 64 branches

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                                  EXHIBIT 99.1


throughout northern Indiana.

PROFILE OF NATIONAL CITY CORPORATION

     National City Corporation is a $54.7 billion bank holding company based in Cleveland, Ohio, with 845 branch offices in the states of Ohio, Kentucky, Indiana and Pennsylvania, and nearly 27,000 employees. Its principal banking subsidiaries are located in Cleveland, Columbus, Indianapolis, Louisville and Pittsburgh. The Corporation also has a major banking presence in Akron, Dayton, Lexington, Erie, Toledo and Youngstown. National City ranks 19th among U.S. bank holding companies based on total assets. National City can be found on the World Wide Web at www.national-city.com.